Exhibit 4.9

FIRST AMENDMENT TO

INDENTURE AND SECURITY AGREEMENT

(N907AN)

Dated as of November 27, 2013

between

AMERICAN AIRLINES, INC.

and

WILMINGTON TRUST COMPANY,

as Loan Trustee

First Amendment to

Indenture and Security Agreement

(American Airlines 2013-2 Aircraft EETC)

N907AN

FIRST AMENDMENT TO

INDENTURE AND SECURITY AGREEMENT

(N907AN)

This FIRST AMENDMENT TO INDENTURE AND SECURITY AGREEMENT (N907AN) (this “First Indenture Amendment”), dated as of November 27, 2013, is made by and between AMERICAN AIRLINES, INC., a Delaware corporation (together with its successors and permitted assigns, the “Company”), and WILMINGTON TRUST COMPANY, a Delaware trust company, not in its individual capacity, except as expressly stated herein, but solely as Loan Trustee hereunder (together with its permitted successors hereunder, the “Loan Trustee”).

W I T N E S S E T H:

WHEREAS, capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Original Indenture referred to below;

WHEREAS, on the Closing Date, which occurred on September 9, 2013, the Company and the Loan Trustee entered into that certain Indenture and Security Agreement (N907AN), dated as of September 9, 2013, as supplemented by Indenture Supplement No. 1 thereto, dated September 9, 2013, recorded by the FAA on October 21, 2013, and assigned Conveyance No. AM010949 (the “Original Indenture”), pursuant to which, among other things, the Company issued to the Subordination Agent the Series A Equipment Notes in the original principal amount, having the maturity and bearing interest at the Debt Rate, in each case as specified on Schedule I to the Original Indenture;

WHEREAS, in connection with the Original Indenture, the Company, the Class A Trustee, the Subordination Agent, the Loan Trustee and WTC in its individual capacity, entered into that certain Participation Agreement (N907AN), dated as of September 9, 2013 (the “Original Participation Agreement”), providing for the issuance by the Company of the Series A Equipment Notes secured by a security interest in the Company’s right, title and interest in and to the Aircraft and certain other property described in the Original Indenture (as further described in the Original Indenture, the “Collateral”);

WHEREAS, Section 2.02 of the Original Indenture provides that, if no Series B Equipment Notes were issued on the Closing Date, then, subject to compliance with the conditions set forth in Section 4(a)(v) of the Note Purchase Agreement (as in effect immediately prior to the Series B Closing (as defined in the First PA Amendment referred to below)), Section 2.02 of the Original Participation Agreement and Section 8.01(d) of the Intercreditor Agreement (as in effect immediately prior to the Series B Closing), the Company shall have the option to issue Series B Equipment Notes after the Closing Date;

First Amendment to

Indenture and Security Agreement

(American Airlines 2013-2 Aircraft EETC)

N907AN

WHEREAS, the Company now desires to issue Series B Equipment Notes, which are to be secured by a security interest in all right, title and interest of the Company in and to the Aircraft and the other Collateral;

WHEREAS, concurrently with the execution and delivery of this First Indenture Amendment, the Company, WTC, as Class A Trustee and Class B Trustee, the Subordination Agent and the Loan Trustee, and WTC, in its individual capacity, entered into that certain First Amendment to Participation Agreement (N907AN), dated as of the date hereof (the “First PA Amendment”), pursuant to which, among other things, Series B Equipment Notes specified in Schedule I to the Indenture and substantially in the form set forth in Section 2.01 of the Indenture will be issued to the Subordination Agent;

WHEREAS, in connection with such issuance of the Series B Equipment Notes and other transactions contemplated by the First PA Amendment, the Company and the Loan Trustee desire to amend the Original Indenture to provide for the Company’s issuance of Series B Equipment Notes on the terms provided herein and therein;

WHEREAS, all things have been done to make the Series B Equipment Notes, when executed by the Company and authenticated and delivered by the Loan Trustee, the valid, binding and enforceable obligations of the Company; and

WHEREAS, all things necessary to make this First Indenture Amendment a legal, valid and binding obligation of the Company have been done and performed and have occurred;

NOW, THEREFORE, in consideration of the mutual agreements contained herein, the parties hereto agree as follows:

ARTICLE I

Section 1.01 Issuance of Series B Equipment Notes. The Series B Equipment Notes being issued pursuant to the Original Indenture, as amended by this First Indenture Amendment, shall be dated the date of issuance thereof, and shall be issued with the maturity date and in the original principal amount, and shall bear interest at the Debt Rate, in each case as specified in Schedule I to the Original Indenture, as such Schedule I is amended by this First Indenture Amendment. On the Series B Closing Date (as defined in the First PA Amendment), each Series B Equipment Note shall be issued to the Subordination Agent on behalf of the Class B Pass Through Trust created under the Pass Through Trust Agreement related thereto.

First Amendment to

Indenture and Security Agreement

(American Airlines 2013-2 Aircraft EETC)

N907AN

Section 1.02 Series B Equipment Notes Related Provisions. For the avoidance of doubt, the parties hereto agree that, from and after the date hereof, the Series B Equipment Notes being issued as provided herein shall constitute “Series B Equipment Notes” and be included in “Equipment Notes” for all purposes of the Indenture and the other Operative Documents.

Section 1.03 Definitional Provisions.

(a) For purposes of this First Indenture Amendment, (i) the term “Indenture” means the Original Indenture as amended by this First Indenture Amendment and (ii) the term “Participation Agreement” means the Original Participation Agreement as amended by the First PA Amendment.

(b) All references in this First Indenture Amendment to designated “Articles”, “Sections”, “Subsections”, “Schedules”, “Exhibits”, “Annexes” and other subdivisions are to the designated Article, Section, Subsection, Schedule, Exhibit, Annex or other subdivision of this First Indenture Amendment, unless otherwise specifically stated.

(c) The words “herein”, “hereof” and “hereunder” and other words of similar import refer to this First Indenture Amendment as a whole and not to any particular Article, Section, Subsection, Schedule, Exhibit, Annex or other subdivision.

(d) Unless the context otherwise requires, whenever the words “including”, “include” or “includes” are used herein, they shall be deemed to be followed by the phrase “without limitation”.

(e) All references in this First Indenture Amendment to a Person shall include successors and permitted assigns of such Person.

ARTICLE II

Section 2.01 Amendment to Section 2.01. Section 2.01 of the Original Indenture is hereby amended by deleting Footnote 5 thereto in its entirety and replacing it with the following:

“To be inserted in the case of a Series A Equipment Note or a Series B Equipment Note.”

Section 2.02 Amendment to Section 2.02. Section 2.02 of the Original Indenture is hereby amended as follows:

(a) The first paragraph is deleted in its entirety and replaced with the following:

First Amendment to

Indenture and Security Agreement

(American Airlines 2013-2 Aircraft EETC)

N907AN

“Section 2.02. Issuance and Terms of Equipment Notes. The Equipment Notes (other than Additional Series Equipment Notes) shall be dated the date of issuance thereof, shall be issued in (a) separate Series consisting of Series A Equipment Notes and Series B Equipment Notes and (b) the maturities and original principal amounts and shall bear interest at the applicable Debt Rates specified in Schedule I. On the date of original issuance thereof, each Series A Equipment Note and Series B Equipment Note shall be issued to the Subordination Agent on behalf of each of the Pass Through Trustees for the applicable Pass Through Trust created under the Pass Through Trust Agreements referred to in Schedule II. Subject to compliance with the conditions set forth in Section 4(a)(v) of the Note Purchase Agreement, Section 2.02 of the Participation Agreement and Section 8.01(d) of the Intercreditor Agreement, the Company shall have the option to issue Additional Series Equipment Notes at any time and from time to time. One separate series of Additional Series Equipment Notes may be issued at any time and such series of Additional Series Equipment Notes shall be dated the date of original issuance thereof and shall have such maturities, principal amounts and interest rate as specified in an amendment to this Indenture. The Equipment Notes shall be issued in registered form only. The Equipment Notes shall be issued in denominations of $1,000 and integral multiples thereof, except that one Equipment Note of each Series may be in an amount that is not an integral multiple of $1,000. Without limitation of the foregoing, new Series B Equipment Notes or Additional Series Equipment Notes may be issued pursuant to the provisions of Section 2.11(b).”

(b) The second paragraph is deleted in its entirety and replaced with the following:

“Each Equipment Note shall bear interest at the Debt Rate specified for such Series calculated on the basis of a year of 360 days comprised of twelve 30-day months, payable in arrears on each Payment Date on the unpaid principal amount thereof from time to time outstanding from the most recent Payment Date to which interest has been paid or duly provided for (or, if no interest has been so paid or provided for, from the date of issuance of such Equipment Note) until such principal amount is paid in full, as further provided in the form of Equipment Note set forth in Section 2.01. The principal amount of each Series A Equipment Note and each Series B Equipment Note shall be payable in installments or in a single payment on the Payment Dates set forth in Schedule I to such Equipment Note, each such installment, if any, to be in an amount computed by multiplying the original principal amount of such Equipment Note by the corresponding percentage set forth in Schedule I hereto applicable to such Series, the applicable portion of which shall be attached as Schedule I to such Equipment Note, opposite the Payment Date on which such installment is due. Each Additional Series Equipment Note, if issued, shall be payable in installments or in a single payment

First Amendment to

Indenture and Security Agreement

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N907AN

as set forth in an amendment to this Indenture, and if payable in installments, such installments shall be calculated as set forth in the preceding sentence. Notwithstanding the foregoing, the final payment made under each Equipment Note shall be in an amount sufficient to discharge in full the unpaid principal amount and all accrued and unpaid interest on, and any other amounts due under, such Equipment Note. Each Equipment Note shall bear interest, payable on demand, at the Past Due Rate (and not at the Debt Rate) (calculated on the basis of a year of 360 days comprised of twelve 30-day months) on any principal amount and (to the extent permitted by applicable law) Premium Amount, if any, interest and any other amounts payable thereunder not paid when due for any period during which the same shall be overdue, in each case for the period the same is overdue. Amounts shall be overdue under an Equipment Note if not paid in the manner provided therein or in this Indenture when due (whether at stated maturity, by acceleration or otherwise). Notwithstanding anything to the contrary contained herein, if any date on which a payment hereunder or under any Equipment Note becomes due and payable is not a Business Day, then such payment shall not be made on such scheduled date but shall be made on the next succeeding Business Day with the same force and effect as if made on such scheduled date, and if such payment is made on such next succeeding Business Day, no interest shall accrue on the amount of such payment from and after such scheduled date.”

Section 2.03 Amendment to Section 2.11. Section 2.11(b) of the Original Indenture is hereby amended by deleting the phrase “If issued, all of the Series B Equipment Notes” and replacing it with the phrase “All of the Series B Equipment Notes”.

Section 2.04 Amendment to Section 2.13. Section 2.13(a) of the Original Indenture is hereby amended by deleting it in its entirety and replacing it with the following:

“Section 2.13. Subordination. (a) The indebtedness evidenced by the Series B Equipment Notes is, to the extent and in the manner provided in this Indenture, subordinate and subject in right of payment to the prior payment in full of the Secured Obligations in respect of the Series A Equipment Notes, and the Series B Equipment Notes are issued subject to such provisions. The indebtedness evidenced by the Additional Series Equipment Notes, if issued, will be, to the extent and in the manner provided in this Indenture (as this Indenture may be amended in connection with any such issuance of Additional Series Equipment Notes), subordinate and subject in right of payment to the prior payment in full of the Secured Obligations in respect of the Series A Equipment Notes and the Series B Equipment Notes, and any Additional Series Equipment Notes, if issued, shall be issued subject to such provisions. The indebtedness

First Amendment to

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evidenced by the Series A Equipment Notes and the Series B Equipment Notes is, and the indebtedness evidenced by the Additional Series Equipment Notes, if issued, will be, to the extent and in the manner provided in each Related Indenture, subordinate and subject in right of payment to the prior payment in full under such Related Indenture of the “Secured Obligations” in respect of the “Equipment Notes” issued under such Related Indenture, and the Series A Equipment Notes and the Series B Equipment Notes are, and the Additional Series Equipment Notes shall be, issued subject to such provisions. By acceptance of its Equipment Notes of any Series, each Noteholder of such Series (i) agrees to and shall be bound by such provisions, (ii) authorizes and directs the Loan Trustee or the Related Loan Trustee under the applicable Related Indenture, as applicable, on such Noteholder’s behalf to take such action as may be necessary or appropriate to effectuate the subordination as provided in this Indenture and the applicable Related Indenture, and (iii) appoints the Loan Trustee or the Related Loan Trustee under the applicable Related Indenture, as applicable, as such Noteholder’s attorney-in-fact for such purpose.”

Section 2.05 Amendment to Section 2.14. Section 2.14 of the Original Indenture is hereby amended by deleting it in its entirety and replacing it with the following:

“Section 2.14 Certain Payments. The Company agrees to pay to the Loan Trustee for distribution in accordance with Section 3.04:

(a) an amount or amounts equal to the fees payable to the Liquidity Providers under Section 2.03 of each Liquidity Facility and the Fee Letter (as defined in the Intercreditor Agreement) related thereto (or similar provisions of any Replacement Liquidity Facility therefor and any related fee letter), multiplied by a fraction, the numerator of which shall be the sum of the then outstanding aggregate principal amount of the Series A Equipment Notes and the Series B Equipment Notes and the denominator of which shall be the sum of the then outstanding aggregate principal amount of all “Series A Equipment Notes” and “Series B Equipment Notes” (each as defined in the Note Purchase Agreement) with respect to all of the “Indentures” (as defined in the Note Purchase Agreement);

(b) an amount equal to interest on any Special Termination Advance (other than any Applied Special Termination Advance) payable under Section 3.07 of each Liquidity Facility (or similar provisions of any Replacement Liquidity Facility therefor) minus Investment Earnings from such Special Termination Advance, multiplied by the fraction specified in the foregoing clause (a);

First Amendment to

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N907AN

(c) an amount equal to interest on any Downgrade Advance (other than any Applied Downgrade Advance) payable under Section 3.07 of each Liquidity Facility (or similar provisions of any Replacement Liquidity Facility therefor) minus Investment Earnings from such Downgrade Advance, multiplied by the fraction specified in the foregoing clause (a);

(d) an amount equal to interest on any Non-Extension Advance (other than any Applied Non-Extension Advance) payable under Section 3.07 of each Liquidity Facility (or similar provisions of any Replacement Liquidity Facility therefor) minus Investment Earnings from such Non-Extension Advance, multiplied by the fraction specified in the foregoing clause (a);

(e) if any payment default shall have occurred and be continuing with respect to interest on any “Series A Equipment Notes” or “Series B Equipment Notes” (each as defined in the Note Purchase Agreement), (x) the excess, if any, of (1) the amount equal to the sum of interest on any Unpaid Advance (other than a Special Termination Advance), Applied Provider Advance or Applied Special Termination Advance payable under Section 3.07 of each Liquidity Facility (or similar provisions of any Replacement Liquidity Facility therefor) plus any other amounts payable in respect of such Unpaid Advance, Applied Provider Advance or Applied Special Termination Advance under Section 3.01, Section 3.03 or Section 3.09 of each Liquidity Facility (or similar provisions of any Replacement Liquidity Facility therefor) under which such Unpaid Advance, Applied Provider Advance or Applied Special Termination Advance was made over (2) the sum of Investment Earnings from any Final Advance plus any amount of interest at the Past Due Rate actually payable (whether or not in fact paid) by the Company in respect of the overdue scheduled interest on the “Series A Equipment Notes” and “Series B Equipment Notes” (each as defined in the Note Purchase Agreement) in respect of which such Unpaid Advance, Applied Provider Advance or Applied Special Termination Advance was made, multiplied by (y) a fraction, the numerator of which shall be the then aggregate overdue amounts of interest on the Series A Equipment Notes and Series B Equipment Notes (other than interest becoming due and payable solely as a result of acceleration of any such Equipment Notes) and the denominator of which shall be the then aggregate overdue amounts of interest on all “Series A Equipment Notes” and “Series B Equipment Notes” (each as defined in the Note Purchase Agreement) with respect to all of the “Indentures” (as defined in the Note Purchase Agreement) (other than interest becoming due and payable solely as a result of acceleration of any such “Equipment Notes”);

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(f) any amounts owed to the Liquidity Providers by the Subordination Agent as borrower under Section 3.01 (other than in respect of an Unpaid Advance, Applied Provider Advance or Applied Special Termination Advance), Section 3.03 (other than in respect of an Unpaid Advance, Applied Provider Advance or Applied Special Termination Advance), Section 7.05 and Section 7.07 of each Liquidity Facility (or similar provisions of any Replacement Liquidity Facility therefor) multiplied by the fraction specified in the foregoing clause (a); and

(g) an amount or amounts equal to the compensation, including reasonable expenses and disbursements actually incurred, payable to the Subordination Agent under Section 6.07 of the Intercreditor Agreement, multiplied by the fraction specified in the foregoing clause (a) (but in any event without duplication of any amount or amounts payable by the Company in respect of such compensation under any other Operative Document or Pass Through Document).

For purposes of this paragraph, the terms “Applied Downgrade Advance”, “Applied Non-Extension Advance”, “Applied Provider Advance”, “Applied Special Termination Advance”, “Downgrade Advance”, “Final Advance”, “Investment Earnings”, “Non-Extension Advance”, “Special Termination Advance” and “Unpaid Advance” shall have the meanings specified in each Liquidity Facility or the Intercreditor Agreement, as applicable.”

Section 2.06 Amendment to Section 3.01. Clause “second” of Section 3.01 of the Original Indenture is hereby amended by deleting it in its entirety and replacing it with the following:

“second, after giving effect to clause “first” above, so much of such payment remaining as shall be required to pay in full the aggregate amount of the payment or payments of principal amount and interest (as well as any interest on any overdue principal amount and, to the extent permitted by applicable law, on any overdue interest and any other overdue amounts) then due under all Series B Equipment Notes shall be distributed to the Noteholders of Series B Equipment Notes ratably, without priority of one over the other, in the proportion that the amount of such payment or payments then due under each Series B Equipment Note bears to the aggregate amount of the payments then due under all Series B Equipment Notes;”.

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Section 2.07 Amendment to Section 3.02. Subclause (ii) of clause “second” of Section 3.02 of the Original Indenture is hereby amended by deleting it in its entirety and replacing it with the following:

“(ii) after giving effect to subclause (i) above, so much of such payments remaining as shall be required to pay the amounts specified in subclause (ii) of clause “third” of Section 3.03 (other than any Section 4.02 Premium, if any) plus Make-Whole Amount, if any, then due and payable in respect of the Series B Equipment Notes; and”.

Section 2.08 Amendment to Section 3.03. Section 3.03 of the Original Indenture is hereby amended as follows:

(a) Subclause (ii) of clause “third” is deleted in its entirety and replaced with the following:

“(ii) after giving effect to subclause (i) above, so much of such payments or amounts remaining as shall be required to pay in full the aggregate unpaid principal amount of all Series B Equipment Notes, and the accrued but unpaid interest and other amounts due thereon and all other Secured Obligations (including Section 4.02 Premium, if any) in respect of the Series B Equipment Notes to the date of distribution, shall be distributed to the Noteholders of Series B Equipment Notes, and in case the aggregate amount so to be distributed shall be insufficient to pay in full as aforesaid, then ratably, without priority of one over the other, in the proportion that (x) the aggregate unpaid principal amount of all Series B Equipment Notes held by each holder thereof plus the accrued but unpaid interest and other amounts due in respect thereof hereunder or thereunder to the date of distribution bears to (y) the aggregate unpaid principal amount of all Series B Equipment Notes held by all holders thereof plus the accrued but unpaid interest and other amounts due thereon to the date of distribution;”.

(b) Subclause (vii) of clause “third” is deleted in its entirety and replaced with the following:

“(vii) after giving effect to subclause (vi) above, so much of such payments or amounts remaining as shall be required to pay in full the aggregate amount of the payment or payments of principal amount and interest (as well as any interest on any overdue principal amount and, to the extent permitted by applicable law, on any overdue interest and any other overdue amounts) then due under, and Related Section 4.02 Premium, if any, in respect of, all Related Series B Equipment Notes, if any, issued under any Defaulted Operative Indenture shall be distributed to the Related Loan Trustee under each respective Defaulted Operative Indenture under which any Related Series B Equipment Notes are

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outstanding, and in case the aggregate amount so to be distributed shall be insufficient to pay in full as aforesaid, then ratably, without priority of one over the other, in the proportion that (x) the amount of such payment or payments then due under all Related Series B Equipment Notes issued under each Defaulted Operative Indenture bears to (y) the aggregate amount of the payments then due under all Related Series B Equipment Notes issued under all Defaulted Operative Indentures;”.

ARTICLE III

Section 3.01 Amendment to Schedule I. Schedule I to the Original Indenture is hereby amended by deleting it in its entirety and replacing it with Schedule I to this First Indenture Amendment (it being agreed and understood that no amendments are being made to the maturity date, original principal amount, Debt Rate, Make-Whole Spread or amortization schedule of the Series A Equipment Notes).

Section 3.02 Amendment to Schedule II. Schedule II to the Original Indenture is hereby amended by deleting it in its entirety and replacing it with Schedule II to this First Indenture Amendment.

ARTICLE IV

Section 4.01 Amendment to Annex A. Annex A to the Original Indenture is amended as follows:

(a) The definitions of “Certificate Purchase Agreement”, “Initial Purchaser” and “Issuance Date” are deleted in their entirety.

(b) The definition of “Agreement” and “Participation Agreement” is amended by deleting the phrase “in effect as of the date of execution and delivery of such Participation Agreement”.

(c) The definition of “Bankruptcy Court Order” is deleted in its entirety and replaced with the following:

“Bankruptcy Court Order” means, collectively, (i) the Existing Bankruptcy Court Order and (ii) the Second 2013-2 Bankruptcy Court Order.

(d) The definition of “Class A Pass Through Trust” is deleted in its entirety and replaced with the following:

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“Class A Pass Through Trust” means the American Airlines Pass Through Trust 2013-2A created pursuant to the Basic Pass Through Trust Agreement, as supplemented by Trust Supplement No. 2013-2A, dated as of the Original Issuance Date, between the Company and WTC, as Class A Trustee.

(e) The definition of “Class B Certificates” is deleted in its entirety and replaced with the following:

“Class B Certificates” means Pass Through Certificates issued by the Class B Pass Through Trust (including, without limitation, any “Refinancing Certificates” (as such term is defined in the Intercreditor Agreement) issued by a “Refinancing Trust” described in clause (ii) of the definition of “Class B Pass Through Trust”).

(f) The definition of “Class B Pass Through Trust” is deleted in its entirety and replaced with the following:

“Class B Pass Through Trust” means (i) the American Airlines Pass Through Trust 2013-2B created pursuant to the Basic Pass Through Trust Agreement, as supplemented by Trust Supplement No. 2013-2B, dated as of the Class B Issuance Date, between the Company and WTC, as Class B Trustee and (ii) any “Refinancing Trust” (as such term is defined in the Intercreditor Agreement) created in connection with any subsequent redemption of Series B Equipment Notes and issuance of new Series B Equipment Notes.

(g) The definition of “Class B Pass Through Trust Agreement” is deleted in its entirety and replaced with the following:

“Class B Pass Through Trust Agreement” means the Trust Supplement No. 2013-2B, dated as of the Class B Issuance Date, between the Company and WTC, in its capacity as pass through trustee thereunder, entered into in connection with the creation of the Class B Pass Through Trust, together with the Basic Pass Through Trust Agreement, as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms.

(h) The definition of “Class B Trustee” is deleted in its entirety and replaced with the following:

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“Class B Trustee” means, with respect to the Class B Pass Through Trust, the trustee under the Class B Pass Through Trust Agreement for the Class B Pass Through Trust, in its capacity as pass through trustee thereunder.

(i) The definition of “Debt Rate” is deleted in its entirety and replaced with the following:

“Debt Rate” means, with respect to any Series of Equipment Notes, (i) the rate per annum specified for the applicable Series as such in Schedule I to the Indenture (as amended, in the case of any Additional Series Equipment Notes, at the time of original issuance of such Additional Series Equipment Notes) and, in the case of Series A Equipment Notes, as such rate per annum may be changed from time to time for such period(s), and in such amount(s) and circumstances, as provided in Section 2(d) of the Registration Rights Agreement and, in the case of Series B Equipment Notes, as such rate per annum may be changed from time to time for such period(s), and in such amount(s) and circumstances, as provided in Section 2(d) of the Second 2013-2 Registration Rights Agreement, and (ii) for any other purpose, with respect to any period, the weighted average interest rate per annum during such period borne by the outstanding Equipment Notes, excluding any interest payable at the Past Due Rate.

(j) The definition of “Deposit Agreement” is deleted in its entirety and replaced with the following:

“Deposit Agreement” means subject to Section 5(f) of the Note Purchase Agreement, the Deposit Agreement (Class A), dated as of the Original Issuance Date, between the Escrow Agent and the Depositary, which relates to the Class A Pass Through Trust; provided that, for purposes of any obligation of the Company, no amendment, modification or supplement to, or substitution or replacement of, the Deposit Agreement shall be effective unless consented to by the Company.

(k) The definition of “Depositary” is amended by deleting the phrase “each Deposit Agreement” and replacing it with the phrase “the Deposit Agreement”.

(l) The definition of “Escrow Agent” is amended by deleting the phrase “each Escrow Agreement” and replacing it with the phrase “the Escrow Agreement”.

(m) The definition of “Escrow Agreement” is deleted in its entirety and replaced with the following:

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“Escrow Agreement” means the Escrow and Paying Agent Agreement (Class A), dated as of the Original Issuance Date, among the Escrow Agent, the Paying Agent, the Original Initial Purchasers and the Class A Trustee, which relates to the Class A Pass Through Trust; provided that, for purposes of any obligation of the Company, no amendment, modification or supplement to, or substitution or replacement of, the Escrow Agreement shall be effective unless consented to by the Company.

(n) The definition of “Exchange Certificates” is deleted in its entirety and replaced with the following:

“Exchange Certificates”, with respect to the Class A Certificates and the Class B Certificates, has the meaning specified in the applicable Pass Through Trust Agreement for the applicable Pass Through Trust.

(o) The definition of “Intercreditor Agreement” is deleted in its entirety and replaced with the following:

“Intercreditor Agreement” means that certain Intercreditor Agreement (2013-2), dated as of the Original Issuance Date, among the Class A Trustee, the Class A Liquidity Provider and the Subordination Agent, as amended by that certain Amendment No. 1 to Intercreditor Agreement (2013-2), dated as of the Class B Issuance Date, among the Pass Through Trustees, the Liquidity Providers and the Subordination Agent, as the same may be further amended, supplemented or otherwise modified from time to time in accordance with its terms; provided that, for purposes of any obligations of the Company, no amendment, modification or supplement to, or substitution or replacement of, such Intercreditor Agreement shall be effective unless consented to by the Company.

(p) The definition of “Liquidity Facilities” is amended by deleting the phrase “, if provided,”.

(q) The definition of “Liquidity Providers” is amended by deleting the phrase “, if any Class B Liquidity Facility shall have been provided,”.

(r) The definition of “Make-Whole Spread” is deleted in its entirety and replaced with the following:

“Make-Whole Spread” means, with respect to any Series of Equipment Notes, the percentage specified for the applicable Series as such in Schedule I to the Indenture (as amended, in the case of any Additional Series Equipment Notes, at the time of original issuance of such Additional Series Equipment Notes).

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(s) The definition of “Note Purchase Agreement” is deleted in its entirety and replaced with the following:

“Note Purchase Agreement” means the Note Purchase Agreement, dated as of the Original Issuance Date, among the Company, the Subordination Agent, the Escrow Agent, the Paying Agent, and the Class A Trustee providing for, among other things, the issuance and sale of certain equipment notes and to which the Class B Trustee shall have become a party by means of the Joinder to Note Purchase Agreement, dated as of the Class B Issuance Date, as the same may be further amended, supplemented or otherwise modified from time to time in accordance with its terms.

(t) The definition of “Pass Through Documents” is deleted in its entirety and replaced with the following:

“Pass Through Documents” means each Pass Through Trust Agreement, the Note Purchase Agreement, the Escrow Agreement, the Deposit Agreement, the Intercreditor Agreement and each Liquidity Facility.

(u) The definition of “Pass Through Trust” is deleted in its entirety and replaced with the following:

“Pass Through Trust” means each of the two separate grantor trusts that have been created pursuant to the Pass Through Trust Agreements to facilitate certain of the transactions contemplated by the Operative Documents.

(v) The definition of “Pass Through Trust Agreement” is deleted in its entirety and replaced with the following:

“Pass Through Trust Agreement” means each of the two separate Trust Supplements relating to the Pass Through Trusts, together in each case with the Basic Pass Through Trust Agreement, as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms.

(w) The definition of “Paying Agent” is amended by deleting the phrase “each Escrow Agreement” and replacing it with the phrase “the Escrow Agreement”.

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(x) The definition of “Registration Rights Agreement” is deleted in its entirety and replaced with the following:

“Registration Rights Agreement” means, with respect to Class A Certificates, the Registration Rights Agreement, dated as of the Original Issuance Date, among the Company, the Class A Trustee and certain Original Initial Purchasers, as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms.

(y) The definition of “Related Series B Equipment Notes” is amended by deleting the phrase “if any,”.

(z) The definition of “Series” is deleted in its entirety and replaced with the following:

“Series” means any series of Equipment Notes, including the Series A Equipment Notes, the Series B Equipment Notes or, if issued, any Additional Series Equipment Notes.

(aa) The definition of “Series B” or “Series B Equipment Notes” is deleted in its entirety and replaced with the following:

“Series B” or “Series B Equipment Notes” means Equipment Notes issued and designated as “Series B Equipment Notes” under the Indenture, in the original principal amount and maturities as specified in Schedule I to the Indenture under the heading “Series B Equipment Notes” and bearing interest at the Debt Rate for Series B Equipment Notes specified in Schedule I to the Indenture.

(bb) The definition of “Trust Supplements” is deleted in its entirety and replaced with the following:

“Trust Supplements” means (i) those agreements supplemental to the Basic Pass Through Trust Agreement referred to in Schedule III to the Participation Agreement, (ii) in the case of any Class B Certificates issued in connection with any redemption of Series B Equipment Notes and issuance of new Series B Equipment Notes, an agreement supplemental to the Basic Pass Through Trust Agreement pursuant to which (a) a separate trust is created for the benefit of the holders of such Class B Certificates, (b) the issuance of such Class B Certificates representing fractional undivided interests in the Class B Pass Through Trust is authorized and (c) the terms of such Class B Certificates are established and (iii) in the case of any Additional Series Pass Through Certificates, if issued, whether in

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connection with the initial issuance of any Additional Series Equipment Notes or in connection with any subsequent redemption of any Additional Series Equipment Notes, an agreement supplemental to the Basic Pass Through Trust Agreement pursuant to which (a) a separate trust is created for the benefit of the holders of such Additional Series Pass Through Certificates, (b) the issuance of such Additional Series Pass Through Certificates representing fractional undivided interests in the Additional Series Pass Through Trust is authorized and (c) the terms of such Additional Series Pass Through Certificates are established.

(cc) The following definitions shall be added to Annex A to the Original Indenture in alphabetical order:

“Class B Certificate Purchase Agreement” means that certain Purchase Agreement, dated as of November 21, 2013, among the Company and the initial purchasers named therein, as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms.

“Class B Initial Purchaser” means each of the initial purchasers listed as such in the Class B Certificate Purchase Agreement.

“Class B Issuance Date” means November 27, 2013.

“Existing Bankruptcy Court Order” means the Bankruptcy Court order entitled “Order Pursuant to 11 U.S.C. §§ 105(a), 362, 363, 364, 503(b) and 507 and Fed. R. Bankr. P. 4001 and 6004 (I) Authorizing Debtors to Obtain Postpetition Secured First Priority Aircraft Financing and Grant Security Interests and Liens With Respect Thereto, (II) Authorizing Debtors to Repay Existing Prepetition Debt Relating to Certain Aircraft, (III) Denying Requests by U.S. Bank Trust National Association for Relief from Automatic Stay and (IV) Granting Related Relief”, dated February 1, 2013, and entered by the Bankruptcy Court on February 1, 2013 (ECF No. 6521).

“Original Certificate Purchase Agreement” means that certain Purchase Agreement, dated as of July 24, 2013, among the Company and the initial purchasers named therein, as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms.

“Original Initial Purchaser” means each of the initial purchasers listed as such in the Original Certificate Purchase Agreement.

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“Original Issuance Date” means July 31, 2013.

“Second 2013-2 Bankruptcy Court Order” means the Bankruptcy Court order entitled “Order Pursuant to 11 U.S.C. §§ 105(a), 362, 364, 503(b) and 507 and Fed. R. Bankr. P. 4001 (I) Authorizing Debtors to Obtain Postpetition Secured First Priority Aircraft Financing and Grant Security Interests and Liens With Respect Thereto, and (II) Granting Related Relief”, dated October 17, 2013, and entered by the Bankruptcy Court on October 17, 2013 (ECF No. 10327).

“Second 2013-2 Registration Rights Agreement” means, with respect to Class B Certificates, the Registration Rights Agreement, dated as of the Class B Issuance Date, among the Company, the Class B Trustee and certain Class B Initial Purchasers, as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms.

ARTICLE V

Section 5.01 Effective Time of Amendments. The amendments to the Original Indenture contemplated hereby and the agreements set forth herein shall be effective as of the time of the Series B Closing.

Section 5.02 Ratification. Except as expressly amended hereby, the Original Indenture shall remain in full force and effect in all respects, and this First Indenture Amendment shall be construed as supplemental to the Indenture and shall form a part thereof.

Section 5.03 Severability. To the extent permitted by applicable law, any provision of this First Indenture Amendment that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 5.04 No Oral Modification or Continuing Waivers. No terms or provisions of this First Indenture Amendment may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the Company and the Loan Trustee in compliance with Article IX of the Indenture.

Section 5.05 Successors and Assigns. The terms and provisions contained herein shall bind and inure to the benefit of, and be enforceable by, each of the parties hereto and the successors and permitted assigns of each, all as provided herein and in the Indenture.

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Section 5.06 Headings. The headings of the various Articles and Sections herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

Section 5.07 Counterparts. This First Indenture Amendment may be executed in any number of counterparts (and each of the parties hereto shall not be required to execute the same counterpart). Each counterpart of this First Indenture Amendment including a signature page or pages executed by each of the parties hereto shall be an original counterpart of this First Indenture Amendment, but all of such counterparts together shall constitute one instrument.

Section 5.08 Governing Law. THIS FIRST INDENTURE AMENDMENT HAS BEEN DELIVERED IN THE STATE OF NEW YORK AND SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE.

Section 5.09 Submission to Jurisdiction. Each of the parties hereto, and by acceptance of the Equipment Notes, each Noteholder, to the extent it may do so under applicable law, for purposes hereof (a) irrevocably submits itself to the non-exclusive jurisdiction of the courts of the State of New York sitting in the City of New York and to the non-exclusive jurisdiction of the United States District Court for the Southern District of New York, except during the period prior to the Plan Effective Date, during which the Bankruptcy Court shall also have non-exclusive jurisdiction, for the purposes of any suit, action or other proceeding arising out of this First Indenture Amendment, the subject matter hereof or any of the transactions contemplated hereby brought by any party or parties hereto or thereto, or their successors or permitted assigns and (b) waives, and agrees not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this First Indenture Amendment or the Equipment Notes or the subject matter hereof or any of the transactions contemplated hereby may not be enforced in or by such courts.

[Signature Pages Follow.]

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IN WITNESS WHEREOF, the parties hereto have caused this First Indenture Amendment to be duly executed by their respective officers thereof duly authorized, as of the date first above written.

AMERICAN AIRLINES, INC.

By:	/s/ Patricia Delgadillo
Name: Patricia Delgadillo
Title: Managing Director – Treasury

WILMINGTON TRUST COMPANY, not in its individual capacity, except as expressly provided herein, but solely as Loan Trustee

By:	/s/ Adam R. Vogelsong
Name: Adam R. Vogelsong
Title: Vice President

Signature Page

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SCHEDULE I

to First Indenture Amendment

Schedule I

to Indenture and

Security Agreement

DESCRIPTION OF EQUIPMENT NOTES

	Original Principal Amount	Maturity Date
Series A
Equipment Notes:	$11,308,000	January 15, 2019
Series B
Equipment Notes:	$4,112,000	January 15, 2019

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SCHEDULE I

to First Indenture Amendment (Cont’d)

Schedule I

to Indenture and

Security Agreement

(Cont’d)

CERTAIN DEFINED TERMS

Defined Term	Definition
Debt Rate for Series A Equipment Notes	4.95% per annum.	[1]
Make-Whole Spread for Series A Equipment Notes	0.50	%.
Debt Rate for Series B Equipment Notes	5.60% per annum.	[2]
Make-Whole Spread for Series B Equipment Notes	0.50	%.

[1]	The rate per annum specified for Series A Equipment Notes may be changed from time to time as described in the definition of “Debt Rate” in Annex A hereto.
[2]	The rate per annum specified for Series B Equipment Notes may be changed from time to time as described in the definition of “Debt Rate” in Annex A hereto.

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SCHEDULE I

to First Indenture Amendment (Cont’d)

Schedule I

to Indenture and

Security Agreement

(Cont’d

EQUIPMENT NOTES AMORTIZATION

SERIES A EQUIPMENT NOTES

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Payment Date	Percentage of Original Principal Amount to be Paid
January 15, 2014	3.31630722%
July 15, 2014	2.94702874%
January 15, 2015	3.79475840%
July 15, 2015	4.61058366%
January 15, 2016	3.74919331%
July 15, 2016	3.91992660%
January 15, 2017	3.89747117%
July 15, 2017	3.85623532%
January 15, 2018	3.83249284%
July 15, 2018	3.80751247%
January 15, 2019	62.26849027%

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SCHEDULE I

to First Indenture Amendment (Cont’d)

Schedule I

to Indenture and

Security Agreement

(Cont’d)

SERIES B EQUIPMENT NOTES

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Payment Date	Percentage of Original Principal Amount to be Paid
January 15, 2014	2.91405958%
July 15, 2014	3.91400340%
January 15, 2015	4.74638254%
July 15, 2015	2.56540759%
January 15, 2016	4.78232904%
July 15, 2016	4.43909728%
January 15, 2017	4.44586308%
July 15, 2017	4.39646522%
January 15, 2018	4.39492364%
July 15, 2018	4.38926435%
January 15, 2019	59.01220428%

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SCHEDULE II

to First Indenture Amendment

Schedule II

to Indenture and

Security Agreement

PASS THROUGH TRUST AGREEMENT AND

PASS THROUGH TRUST SUPPLEMENTS

Pass Through Trust Agreement, dated as of March 12, 2013, between American Airlines, Inc. and Wilmington Trust Company, as trustee, as supplemented by Trust Supplement No. 2013-2A, dated as of the Original Issuance Date, and

Pass Through Trust Agreement, dated as of March 12, 2013, between American Airlines, Inc. and Wilmington Trust Company, as trustee, as supplemented by Trust Supplement No. 2013-2B, dated as of the Class B Issuance Date.

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